Filed Pursuant to Rule 424(b)(2)
Registration No. 333-120525
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 8, 2005)
U.S. $2,100,000,000
GLOBAL MEDIUM-TERM NOTES

      Pitney Bowes Inc. may use this prospectus supplement to offer the notes from time to time.
      The following terms may apply to the notes. The final terms of each note will be described in a pricing supplement.

•	They will mature nine months or more after their date of issue.

•	They will not be redeemable by us or repayable at the option of the holder, unless a pricing supplement states otherwise.

•	They may be denominated in U.S. dollars or in one or more foreign currencies.

•	They may bear interest at a fixed or floating interest rate, may be issued at a discount and may be zero coupon notes that do not bear interest. Floating interest rates may be based on any of the following formulas:

— commercial paper rate	— CD rate
— LIBOR	— CMT rate
— EURIBOR	— federal funds rate
— prime rate	— another rate specified in the pricing supplement
— treasury rate

•	They may be issued as indexed notes.

•	They may be issued in individually certificated or book-entry form.

•	Interest will be paid on fixed rate notes on June 1 and December 1 of each year and at maturity or earlier redemption or repayment, if applicable, unless otherwise specified in a pricing supplement. Interest will be paid on floating rate notes on dates determined at the time of issuance and specified in a pricing supplement.

•	They will be issued in minimum denominations of $1,000 and multiples of $1,000, unless otherwise specified in a pricing supplement.

•	They will have an aggregate initial offering price not greater than U.S. $2,100,000,000 (or the equivalent thereof in other currencies) or any greater or lesser amount that we may specify from time to time in a subsequent prospectus supplement.

•	They will be offered from time to time on a reasonable best efforts basis by the agents named below on our behalf. In addition, the agents may purchase notes from us for resale to investors, and we may sell notes directly to investors on our own behalf where legally permitted.
      See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of certain risks that should be considered prior to making an investment in the notes.
      We expect to receive between $2,084,250,000 and $2,096,850,000 of the proceeds from the sale of the notes after paying estimated agents’ discounts and commissions of between $3,150,000 and $15,750,000 (or the equivalent thereof in other currencies) and before deducting the expenses of the offering of the notes estimated by us at $750,000. The exact proceeds to us will be set at the time of issuance.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
ABN AMRO Incorporated

Banc of America Securities LLC

Barclays Capital

Citigroup

Credit Suisse First Boston

Deutsche Bank Securities

JPMorgan

Merrill Lynch & Co.

Morgan Stanley
July 6, 2005

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
AND PRICING SUPPLEMENTS
      This prospectus supplement sets forth certain terms of the notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in the prospectus.
      Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.
      It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents referred to under “Where You Can Find More Information” in the accompanying prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income from continuing operations before income taxes and interest expense (including amortization of debt issuance cost), and “fixed charges” consists of interest expense (including amortization of debt issuance cost).

					Three Months Ended
Year Ended December 31,					March 31,

2000	2001	2002	2003	2004	2005

4.08x	4.12x	3.62x	4.29x	4.03x	4.61x

RISK FACTORS
      Your investment in the notes involves risk. In consultation with your financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the attached prospectus, including the information under “Forward-Looking Statements” beginning on page 5 of the attached prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear all of the risks of investing in the notes.
There May Not Be Any Trading Market For the Notes
      Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will ever develop or, if one develops, that it will be maintained. In addition to our creditworthiness, many factors affect the trading market for the notes and their trading value. These factors include:

•	the method of calculating the principal of and any premium and interest on the notes;

•	the time remaining to the maturity of the notes;

•	the total outstanding amount of any particular issuance of notes or of our notes in total;

•	any redemption features of the notes, and

•	the level, direction and volatility of interest rates for securities like your notes and in general.
      You should also be aware that there may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes at all.
If the Notes Are Redeemable, We May Redeem Them When Prevailing Interest Rates Are Relatively Low
      If the pricing supplement for your notes provides that the notes are redeemable at our option, we may choose to redeem the notes on or after the date indicated in the pricing supplement. If that pricing supplement provides that the notes are subject to mandatory redemption or are otherwise redeemable at the option of the holder, we also may be required to redeem the notes upon the occurrence of certain events or at a certain date. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security with a yield as high as that on the notes being redeemed. Our ability to redeem the notes before the stated maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.
If The Notes You Purchase Are Floating Rate Notes, You May Receive A Lesser Amount Of Interest In the Future
      Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an interest rate formula contains a multiplier or leverage factor, the effect of any change in a component of the formula will be magnified. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.
If The Floating Rate Notes You Purchase Are Subject To A Maximum Interest Rate, Your Return Will Be Limited
      If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate. Conversely, unless a minimum interest rate is specified in the applicable pricing supplement, we cannot assure you that your notes will accrue interest at any particular rate or at all in the future.

Foreign Currency Notes Are Subject To Additional Risks
      With respect to any note on which we may, or are required to, make payments of principal, premium or interest with reference to a currency or currencies other than U.S. dollars or which are denominated in a currency other than U.S. dollars, the applicable pricing supplement will include information with respect to any applicable current foreign exchange controls and may include a section on historical exchange rates for the specified currency. We refer to these types of notes as “foreign currency notes”. If we provide any historical exchange rate information in the applicable pricing supplement, you should not regard this information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.
      If you invest in foreign currency notes, significant risks that are not associated with a similar investment in a debt security denominated and payable in U.S. dollars may apply to your investment. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on economic and political events over which we have no control, including the supply of and demand for the relevant currencies. Moreover, if payments on foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and some foreign currencies have been highly volatile, and volatility of this kind may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any foreign currency note. Depreciation of a foreign currency in which a note is payable against the U.S. dollar would result in a decrease in the U.S. dollar equivalent yield of such foreign currency note, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption or repayment of such foreign currency note and in the U.S. dollar equivalent market value of such foreign currency note.
      Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a foreign currency on a foreign currency note’s payment date. Even if there are no actual exchange controls, due to circumstances beyond our control, the foreign currency payable in respect thereof might not be available on a foreign currency note’s payment date. In these cases, we will make the related payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the foreign currency as quoted by the Federal Reserve Bank of New York for such foreign currency on the second market day prior to such payment or, if such rate is not then available, on the basis of the most recently available rate. See “Description of Notes We May Offer — Payment of Principal and Interest” for a discussion of these payment procedures.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on notes made in a foreign currency are likely to be made from an account with a bank located in the country issuing such foreign currency. See “Description of Notes We May Offer — Payment of Principal and Interest” for a discussion of these payment procedures.
      Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.
      The information in this section applies to you only if you are a U.S. resident. If you are not a U.S. resident, you should consult your own financial and legal advisers with regard to the purchase, holding or receipt of payments of principal of and any premium and interest on foreign currency notes.
      This prospectus supplement and the accompanying prospectus and pricing supplement may not describe all the risks of an investment in foreign currency notes. You should consult your own financial and legal advisers about the risks of an investment in foreign currency notes. If you are unsophisticated with respect to foreign currency transactions, these notes are not an appropriate investment for you.

PITNEY BOWES
      Pitney Bowes Inc. was incorporated in the state of Delaware on April 23, 1920, as the Pitney Bowes Postage Meter Company. Today, we are a provider of leading-edge, global, integrated mail and document management solutions for organizations of all sizes. We operate in three business groups: Global Mailstream Solutions, Global Business Services and Capital Services. We operate both inside and outside the United States. When we refer to “Pitney Bowes,” “we,” “our” and “us” in this prospectus supplement, we mean only Pitney Bowes Inc., and not Pitney Bowes Inc. together with any of its subsidiaries, unless the context indicates otherwise.
DESCRIPTION OF NOTES WE MAY OFFER
      This section is a summary of the material terms that are common to the particular debt securities offered hereby, referred to as notes. This summary supplements, and is qualified by reference to, the description of the general terms and provisions of the debt securities in the accompanying prospectus that is attached to this prospectus supplement. However, if any particular term of the notes described herein is inconsistent with any general terms described in the accompanying prospectus, the particular term will control.
      When we issue any particular note or notes, we will specify their particular terms in a pricing supplement to this prospectus supplement. The terms of any particular notes may be different from or in addition to the terms summarized here. The interest-related information described herein or in the accompanying prospectus does not apply to zero coupon notes, which are described below.
      In this section, we use some terms that have been given special meaning in the senior debt indenture or the notes or explained in the accompanying prospectus. You should refer to the accompanying prospectus and to the senior debt indenture, which has been filed with the SEC as an exhibit to the registration statement, for a complete definition of these terms. See “Where You Can Find More Information” in the prospectus for information about how to obtain a copy of the senior debt indenture. We have also provided definitions for some of the more important terms here.
      When we say “holders” in this section, we mean those who own notes registered in their own names and not those who own beneficial interests in notes registered in “street name” or in book-entry notes held through a depositary and represented by a global note or notes. Owners of beneficial interests in the notes should read the subsection below entitled “— Book-Entry System” and the subsection entitled “Description of the Debt Securities — Global Debt Securities” in the accompanying prospectus for information about procedures applicable to indirect beneficial interests in notes.
      The notes constitute a single series of senior debt securities ranking pari passu with each other under the senior debt indenture dated as of February 14, 2005 between us and Citibank, N.A., as trustee. Notes offered hereby are limited in their aggregate principal amount to U.S. $2,100,000,000, less an amount equal to the aggregate offering amount of any other debt or equity securities we may issue from time to time pursuant to the accompanying prospectus, including any other series of medium-term notes. We may increase the size of this series without notice to, or the consent of, holders of any notes, if in the future we determine that we may want to sell additional notes. For a description of the rights attached to different series of debt securities under the senior debt indenture, see “Description of the Debt Securities” in the accompanying prospectus.
      We may, from time to time, without the consent of the holders of any notes, reopen an issue of notes and issue additional notes with the same terms (including maturity and interest payment terms) as notes issued on an earlier date. After such additional notes are issued they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Stated Maturity and Maturity
      The day on which the principal amount of your note is scheduled to become due and payable is called the “stated maturity” of the principal, which will be a date nine months or more from the issuance date of the note. This date will be specified on the face of the note and in the pricing supplement relating to the note. The principal may become due and payable sooner, by reason of redemption, repayment, acceleration after a default or otherwise. The day on which the principal actually becomes due and payable, whether at the stated maturity or earlier, is called the “maturity” of the principal.
      We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the stated maturity of that installment. When we refer to the stated maturity or the maturity of a note without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Currency of Notes
      Amounts that become due and payable on your note will be payable in a currency specified on the face of the note and in the related pricing supplement. This specified currency may be U.S. dollars or a foreign currency. In some cases, a note may have different specified currencies for principal, premium, if any, and interest. You will have to pay for your notes by delivering the requisite amount of the specified currency to an agent named in the related pricing supplement, unless other arrangements have been made between us or between you and that agent. We will make payments on your notes in the applicable specified currency, except as otherwise described below under “— Payment of Principal and Interest”.
Types of Notes
      We will issue two main types of notes, which are distinguishable by the manner in which they bear interest:

•	Fixed rate notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. Fixed rate notes include zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating rate notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier, and there may be a minimum rate or a maximum rate. The various interest rate formulas, including the commercial paper rate, the prime rate, LIBOR, EURIBOR, the treasury rate, the CD rate, the federal funds rate and the CMT rate, and other features are described below in “— Interest Rates — Floating Rate Notes”. If your note is a floating rate note, the particular formula and any adjustments that apply to the interest rate for your note will be specified or described in your pricing supplement.
      The notes may also be distinguished by the prices at which they are originally issued or by the fact that the amounts payable on them at maturity or otherwise will depend on variable factors. There are three types:

•	Original Issue Discount notes. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption, repayment or acceleration of its maturity, an amount less than its principal amount will be payable. A note issued at a discount from its principal amount may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption, repayment or acceleration. See “United States Taxation-Tax Consequences to United States Holders-Original Issue Discount” below for further information about tax consequences of an investment in original issue discount notes. An original issue discount note may be a zero coupon note or may bear interest at a fixed or floating rate.

•	Indexed notes. A note of this type provides that the principal thereof or any premium thereon payable at its stated maturity or earlier redemption or repayment or the amount of interest payable on an interest payment date will be determined by reference to a currency exchange rate, commodity price or any other financial or non-financial index described in your pricing supplement. If you are a holder of an indexed note, you may receive a principal or premium amount at its stated maturity or earlier redemption or repayment that is greater than or less than the face amount of your note depending upon the value of the applicable index at such time. That value may fluctuate over time. If you purchase an indexed note, your pricing supplement will include information about the relevant index and about how amounts to become payable will be determined by reference to that index.

•	Amortizing notes. If you are a holder of an amortizing note, you will receive payments of principal and interest in installments over the life of the notes. Unless otherwise specified in your pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms of amortizing notes will be specified in your pricing supplement, including a table of repayment information for the amortizing notes.
      We may also issue notes whose maturity may be extended or which may be renewed, as discussed below:

•	Extension of maturity. The applicable pricing supplement may indicate that we have the option to extend the stated maturity of any note, other than an amortizing note, for one or more periods up to but not beyond a date specified in the pricing supplement. If we have this option, the pricing supplement will describe the procedures relating to it.

•	Renewable notes. The applicable pricing supplement may indicate that any note, other than an amortizing note, will mature unless the term of all or any portion of the note is renewed as described in the pricing supplement.
Denomination of Notes
      Unless we specify differently in the pricing supplement relating to your note, the authorized denominations will be $1,000 and integral multiples of $1,000 above that. If your note is denominated in a specified currency other than U.S. dollars, the authorized denominations for that note will be 1,000 units of that specified currency and integral multiples of 1,000 units above that unless we indicate otherwise in the applicable pricing supplement.
Redemption and Repayment
      Unless otherwise specified in your pricing supplement, we will not provide any sinking fund for your note.
      Unless the applicable pricing supplement specifies a redemption commencement date, on or after which we may, at our option, redeem a note, or a repayment date, on which a note may be repayable at the option of the holder, the notes will not be redeemable by us or repayable at the option of the holder before their stated maturity.
      If your pricing supplement specifies a redemption commencement date or repayment date, your pricing supplement will also specify one or more redemption or repayment prices, expressed as a percentage of the principal amount of your note, and the redemption or repayment period or periods during which the redemption prices or repayment prices will apply. If your note is redeemable at our option or repayable at the option of the holder, as specified in your pricing supplement, it will be redeemable only at any time on or after the specified redemption commencement date or be repayable only on a repayment date, as specified in your pricing supplement, at the specified redemption price or repayment price applicable to the redemption period or repayment date for your note together with interest accrued to the redemption date or repayment date.
      If we exercise an option to redeem any notes, we will give to the holder written notice of the principal amount of the notes to be redeemed at least 30 days and not more than 60 days before the applicable redemption date. We will give the notice by first-class mail, postage prepaid, to the holder at the address appearing in the security register.
      If we redeem less than the entire principal amount of a note, or a holder exercises its option for us to repay less than the entire principal amount of a note, the principal amount of the note that remains outstanding after the redemption or repayment, as applicable, must be an authorized denomination for that note and must not be less than the minimum authorized denomination. If we redeem less than all the notes that have the same terms to maturity, the trustee will select the notes to be redeemed by a method that the trustee deems appropriate and fair.
      If a note represented by a global note is repayable at the holder’s option, only the depositary, as the registered holder, can exercise the repayment option. Any indirect beneficial owners who own beneficial interests in the global note and wish to exercise a repayment option must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary, as applicable, to exercise the repayment option on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
      STREET NAME AND OTHER INDIRECT BENEFICIAL OWNERS SHOULD CONTACT THEIR BANKS OR BROKERS FOR INFORMATION ABOUT HOW TO EXERCISE A REPAYMENT OPTION IN A TIMELY MANNER.
      All instructions given by indirect beneficial owners to their banks or brokers to exercise a repayment option will be irrevocable. In addition, at the time any indirect beneficial owner gives instructions to exercise a repayment option, the indirect beneficial owner must cause the bank or broker through which he or she owns an interest in the global note to transfer the bank’s or broker’s interest in the global note to the trustee.
      If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, we will comply with Rule 14e-1 as then in effect to the extent applicable.
      We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.
Defeasance
      Unless otherwise specified in the applicable pricing supplement, all of the defeasance provisions of the indenture described under “Description of the Debt Securities — Defeasance” in the accompanying prospectus will apply to the notes. In general, we expect these provisions to apply to each note that has a specified currency of U.S. dollars and is not a floating rate or indexed note.
      Under current federal income tax law, full defeasance and discharge of our payment obligations with respect to the notes would be treated as a taxable exchange of the notes for an issue of obligations of the defeasance trust or a direct interest in the cash and securities deposited in the trust. In that case, indirect beneficial owners of the notes would recognize gain or loss as if these owners had actually received the trust obligations or the cash or securities deposited, as the case may be, in exchange for their notes. After that, indirect beneficial owners would be required to include in income an amount that might be different from what would be includible in the absence of full defeasance and discharge. We may only effect full defeasance if we deliver to the trustee an opinion of counsel based on an IRS ruling or other change in U.S. federal income tax law stating that the holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit, as discussed under “Description of the Debt Securities-Defeasance and Covenant Defeasance” in the accompanying prospectus.
      Under current federal income tax law, unless accompanied by other changes in the terms of the notes, covenant defeasance generally would not be treated as a taxable exchange. We may only effect covenant defeasance if we deliver to the trustee an opinion of counsel stating that the holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the deposit, as discussed under “Description of the Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus.
Information to Be Contained in Your Pricing Supplement
      The pricing supplement relating to your note will describe the following terms:

•	the specified currency with respect to your note and, if the specified currency is other than U.S. dollars, specified other terms relating to your note, including the authorized denominations and the exchange rate agent which will determine the relevant exchange rate;

•	the price, expressed as a percentage of the aggregate principal amount of the notes to which the pricing supplement relates, at which your note will be issued;

•	the date on which your note will be issued;

•	the date on which your note will mature;

•	whether your note is a fixed rate note or a floating rate note;

•	if your note is a fixed rate note, the annual rate at which the note will bear interest, if any, and the interest payment date or dates, if different from those specified below;

•	if your note is a floating rate note, the interest rate basis for the note and, if applicable, the calculation agent, the index maturity, the spread or spread multiplier, the maximum rate, the minimum rate, the initial interest rate, if any, the interest payment dates and the interest reset dates, all as described below, with respect to the floating rate note;

•	whether your note is an original issue discount note, and if so, the yield to maturity;

•	whether your note is an indexed note, and if so, the principal of and any premium on the note payable at its stated maturity or earlier redemption or repayment or the amount of interest payable on an interest payment date, as determined by reference to the applicable index, in addition to other information relating to the indexed note;

•	whether your note is an amortizing note, and if so, repayment information with respect to installments of principal and interest;

•	whether your note may be redeemed at our option, or repaid at your option, before the stated maturity and, if so, the provisions relating to redemption or repayment;

•	whether we have the option to extend the stated maturity of your note, as described under “— Types of Notes — Extension of maturity” above;

•	whether your note is a renewable note, as described under “— Types of Notes — Renewable notes” above;

•	whether your note will be represented by a global note to be held only in book-entry form or issued as an individual note in certificated form and, if your note is to be held in book-entry form, information with respect to the depositary or depositaries, the form of any legends and any circumstances, in addition to those described under “— Book-Entry System” below, in which the global note or notes may be exchanged for individual notes in certificated form;

•	whether your note will be listed on a securities exchange or whether the notes will be unlisted; and

•	any other terms of your note consistent with the provisions of the indenture.
      If a note is issued as an individual note in certificated form, it may be presented for registration of transfer or exchange at the corporate trust office of the trustee in The City of New York. You will not have to pay any service charge for registration of transfer or exchange of any individual note in certificated form, but we may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange.
Interest Rates
      Interest rates offered by us on the notes may differ depending upon, among other things, prevailing market interest rates and the aggregate principal amount of notes purchased in any single transaction. We may change interest rates or formulas and other terms of notes offered from time to time, but any change of this kind will not affect any note already issued or as to which we have accepted an offer to purchase.

Fixed Rate Notes
      Each fixed rate note, except any zero coupon note, will bear interest from and including its date of issue or from and including the most recent date to which interest on the note has been paid or duly provided for. Interest will accrue on the principal of a fixed rate note at the fixed annual rate stated on the face of the note and in the applicable pricing supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually each June 1 and December 1, which we call the “interest payment dates”, and at stated maturity or upon earlier redemption or repayment. Each payment of interest due on an interest payment date or the stated maturity on earlier redemption or repayment of a fixed rate note will include interest accrued to but excluding that payment date. Unless otherwise indicated in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at stated maturity or upon earlier redemption or repayment as specified below under “— Payment of Principal and Interest”.

Floating Rate Notes
      Each floating rate note will bear interest from and including its date of issue or from and including the most recent date to which interest on the note has been paid or duly provided for. Interest will accrue on the principal of a floating rate note at the annual rate determined according to the interest rate formula stated in the note and in the applicable pricing supplement until the principal is paid or made available for payment. We will pay interest on each interest payment date and at stated maturity or earlier redemption or repayment as specified below under “— Payment of Principal and Interest”.
      Interest Rate Basis. We currently expect that we may issue floating rate notes that bear interest at a rate based on one or more of the following base rates:

•	the commercial paper rate

•	the prime rate

•	LIBOR

•	EURIBOR

•	the treasury rate

•	the CD rate

•	the federal funds rate

•	the CMT rate

      We may also issue floating rate notes that bear interest at a rate based on any other interest rate basis or formula that may be agreed to by us and the purchaser of a note and stated in the applicable pricing supplement.
      In some cases, the base interest rate for a floating rate note may be adjusted by adding or subtracting a number of basis points, which we call a “spread”, or multiplying the base interest rate by a percentage, which we call a “spread multiplier”. One basis point is 0.01%. Your pricing supplement will specify any spread or spread multiplier applicable to your note.
      In some cases, the interest rate on a floating rate note will be affected by the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement. We refer to this as the “index maturity”.
      The base interest rate, whether or not adjusted, may also be limited by a maximum rate, a minimum rate or both. In addition, a floating rate note may bear interest at the lowest or highest or average of two or more interest rate formulas. If you purchase a floating rate note, your pricing supplement will indicate your base interest rate and whether any of these other features will apply and, if so, what they are.
      Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application.
      The notes, including any zero coupon note, may be issued with original issue discount as defined for U.S. federal income tax purposes. Holders of notes issued with original issue discount may be required to include amounts of accrued interest in gross income for federal income tax purposes before receiving the cash to which that income is attributable. See “United States Taxation — Tax Consequences to United States Holders — Original Issue Discount” for further information about the federal income tax consequences of an investment in notes issued with original issue discount.
      Interest Reset Dates. The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually on a date called an “interest reset date”, as specified in the applicable pricing supplement. The interest reset date will be:

•	for floating rate notes that reset daily, each “market day”, as defined in the third paragraph after this one;

•	for floating rate notes, other than treasury rate notes, that reset weekly, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December;

•	for floating rate notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.
      However, in certain cases, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be an annual initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”.
      If any interest reset date for any floating rate note would otherwise be a day that is not a market day for the floating rate note, the interest reset date for the floating rate note will be postponed to the next day that is a market day for the floating rate note. However, in the case of a LIBOR note, if the next market day is in the next succeeding calendar month, the interest reset date will be the immediately preceding market day.
      When we say “market day”, we mean:

•	with respect to any note, any day that is a “business day”, as defined below, in The City of New York;

•	with respect to LIBOR notes only, any day that is also a “London business day”, as defined below;

•	with respect to notes payable in a specified currency other than U.S. dollars or euro only, any day that is also a “business day” in the “principal financial center”, as defined below, in the country issuing the specified currency; and

•	with respect to notes payable in euro, any day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System or any successor system is open for business.
      “Business day”, when used with respect to any place, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law to close.
      “London business day” means any day on which commercial banks are open for business, including dealings in deposits in the LIBOR currency (as defined below), in London.
      “Principal financial center” means, as applicable:

•	the capital city of the country issuing the specified currency of the particular note; or

•	the capital city of the country to which the LIBOR currency relates:
provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, euros, South African rand and Swiss francs, the “principal financial center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR currency), Johannesburg and Zurich, respectively.
      Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by reference to a particular date called the “interest determination date” as follows:

•	for a federal funds rate note and a prime rate note, the market day preceding the interest reset date;

•	for a commercial paper rate note, a CD rate note and a CMT rate note, the second market day preceding the interest reset date;

•	for a LIBOR note (other than LIBOR notes for which the LIBOR currency is euro), the second London business day preceding the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the LIBOR currency is pounds sterling will be that interest reset date;

•	for a EURIBOR note and a euro LIBOR note, the second TARGET settlement day preceding the interest reset date; and

•	for a treasury rate note, the day of the week in which the interest reset date falls on which treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the interest determination date for the interest reset date occurring in the next succeeding week.
      Calculation Dates. As described in the preceding paragraph, the interest rate that takes effect on a particular interest reset date is to be determined by reference to the corresponding interest determination date. However, the interest rate will actually be determined on the “calculation date”. The calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a market day, the next succeeding market day; and

•	the market day immediately preceding the interest payment date or stated maturity or earlier redemption or repayment, whichever is the day on which the next payment of interest will be due.
      Calculation of Interest. The calculation agent for any floating rate notes will be specified in the applicable pricing supplement. We will notify the holders of such floating rate notes in the manner specified under “— Notices” in the event that we appoint a calculation agent with respect to such floating rate notes other than the calculation agent designated as such in the applicable pricing supplement.
      For each floating rate note, the calculation agent will determine, on the corresponding calculation date, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period that is, from and including the original issue date, or the last date to which interest has been paid or duly provided for, to but excluding the payment date. For each interest period, the amount of accrued interest will be calculated by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal. Unless otherwise specified in your note and the applicable pricing supplement, the interest factor for each day will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, CD rate notes and federal funds rate notes, or by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes. The interest rate factor for notes to which two or more interest rate formulas apply will be calculated in each period in the same manner as if only the lowest or highest formula or the average of the formulas applied, as described in the applicable pricing supplement.
      The calculation agent will promptly notify the trustee of each determination of the interest rate. The calculation agent will also notify the trustee of the interest rate, the interest amount, the interest period and the interest payment date related to each interest reset date as soon as such information is available. The trustee will make such information available to the holders of such notes upon request. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
      All percentages resulting from any calculation relating to a note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654). All U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent or, in the case of notes denominated in a specified currency other than U.S. dollars, to the nearest corresponding hundredth of a unit. Amounts of one-half cent, or five one-thousandths of a unit, or more will be rounded upward.
      We describe below the methods for determining interest rates of the various floating rate notes we may offer.
      Commercial Paper Rate Notes. Commercial paper rate notes will bear interest at rates calculated with reference to the commercial paper rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the commercial paper rate note and in the applicable pricing supplement.
      Unless otherwise indicated in the applicable pricing supplement, commercial paper rate means, with respect to any interest reset date, the money market yield, calculated as described in the second paragraph after this one, of the annual rate, quoted on a bank discount basis, for the relevant interest determination date for commercial paper having the specified index maturity as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System, which we call “H.15(519)”, under the heading “Commercial Paper-Non-financial”.
      If the commercial paper rate cannot be determined as described above, then the rate will be determined in accordance with the following procedures:

•	If that rate is not published before 3:00 P.M., New York City time, on the relevant calculation date, then the commercial paper rate with respect to the relevant interest reset date will be the money market yield of that rate on the relevant interest determination date for commercial paper having the specified index maturity as available through the worldwide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15, or any successor site or publication of the Board of Governors of the Federal Reserve System, which we call “H.15 daily update”, under the heading “Commercial Paper — Non-financial”, or another recognized electronic source. An index maturity of one month or three months will be deemed to be equivalent to an index maturity of 30 days or 90 days, as the case may be.

•	If by 3:00 P.M., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or H.15 daily update or another recognized electronic source, the calculation agent will calculate the commercial paper rate with respect to that interest reset date, and that rate will be the money market yield of the arithmetic mean of the offered annual rates, as of 11:00 A.M., New York City time, on that interest determination date, of three leading dealers of commercial paper in The City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose senior unsecured bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency. These three dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the commercial paper rate with respect to that interest reset date will be the commercial paper rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      When we say “money market yield”, we mean a yield, expressed as a percentage, calculated in accordance with the following formula:

money market yield = 100 x	360 x D --------------- 360 - (D x M)
      In the above formula, “D” refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable interest reset period.
      Prime Rate Notes. Prime rate notes will bear interest at rates calculated with reference to the prime rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the prime rate note and in the applicable pricing supplement.
      Unless otherwise indicated in the applicable pricing supplement, prime rate means, with respect to any interest reset date, the rate stated for the relevant interest determination date in H.15(519) under the heading “Bank Prime Loan” or any successor heading.
      If the prime rate cannot be determined as described above, the rate will be determined in accordance with the following procedures:

•	If that rate is not published before 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate on the relevant interest determination date as published in H.15 daily update opposite the caption “Bank Prime Loan” or another recognized electronic source.

•	If that rate is not published before 3:00 P.M., New York City time, on the relevant calculation date in either H.15(519) or H.15 daily update or another recognized electronic source, then the prime rate with respect to that interest reset date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the “Reuters Screen USPRIME1 Page” as that bank’s prime rate or base lending rate as in effect for that interest determination date. The “Reuters Screen USPRIME1 Page” is the display designated as page “USPRIME1” on the Reuter Monitor Money Rates Service, or any successor service, or any other page that may replace the USPRIME1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks.

•	If fewer than four rates as described in the preceding bullet point appear on the Reuters Screen USPRIME1 Page for that interest determination date, the prime rate with respect to that interest reset date will be the arithmetic mean of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that interest determination date by four major money center banks in The City of New York selected by the calculation agent. These banks may include affiliates of the agents named on the cover of this prospectus supplement.

•	If fewer than four quotations as described in the preceding bullet point are so provided, then the prime rate will be the arithmetic mean of four prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that interest determination date as furnished in The City of New York by the major money center banks, if any, that have provided quotations of this kind and by a reasonable number of substitute banks or trust companies organized and doing business under the laws of the United States or of any state of the United States, which have equity capital of at least $500 million and are supervised by federal or state authority and are selected by the calculation agent to provide this rate or rates. These banks or trust companies may include affiliates of the agents named on the cover of this prospectus supplement.

•	If the banks or trust companies selected by the calculation agent are not quoting as mentioned above, the prime rate will be the prime rate in effect on that interest determination date or, if the interest determination date is the first interest determination date, the initial interest rate.
      LIBOR notes. LIBOR notes will bear interest at rates calculated with reference to the London interbank offered rate, which we call “LIBOR”, and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the LIBOR note and in the applicable pricing supplement.
      Unless otherwise indicated in the applicable pricing supplement, the calculation agent will determine LIBOR with respect to any interest reset date in accordance with the following provisions:
      With respect to any interest determination date, LIBOR will be:

•	If “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, or the offered rate if the designated LIBOR page, as defined in the second paragraph after this one, by its terms provides only for a single rate, for deposits in the LIBOR currency, having the index maturity specified in the pricing supplement, commencing on the applicable interest reset date, that appear or appears on the designated LIBOR page as of 11:00 A.M., London time, on that interest determination date, or

•	If “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method of calculating LIBOR, the rate for deposits in the LIBOR currency having the index maturity specified in the pricing supplement, commencing on the relevant interest reset date, that appears on the designated LIBOR page as of 11:00 A.M., London time, on that interest determination date.

•	If fewer than two offered rates, if LIBOR Reuters is specified in the applicable pricing supplement, or if no rate of this kind appears, if LIBOR Telerate applies as described in the preceding bullet point or if LIBOR Reuters is specified and the designated LIBOR page by its terms only provides for a single rate, as applicable, LIBOR on that interest determination date will be determined in accordance with the provisions described below.

      With respect to an interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as described above:

•	The calculation agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity designated in the applicable pricing supplement, commencing on the interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time. These banks may include affiliates of the agents named on the cover of this prospectus supplement.

•	If at least two quotations as described in the preceding bullet point are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are so provided, LIBOR determined on that interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the principal financial center on that interest determination date by three major banks in that principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time. These banks may include affiliates of the agents named on the cover of this prospectus supplement.

•	If fewer than two quotations are so provided or if the banks so selected by the calculation agent are not quoting as mentioned in the preceding bullet point, LIBOR determined on that interest determination date will be LIBOR in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      When we say “designated LIBOR page”, we mean:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service on the page specified in the pricing supplement, or any successor service or page, for the purpose of displaying the London interbank offered rates of major banks for the applicable LIBOR currency; or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, Inc., or any successor service, on page 3750 if the U.S. dollar is the LIBOR currency or with respect to any other index currency, on the page specified in the pricing supplement, or any successor service or page, for the purpose of displaying the London interbank offered rates of major banks for the applicable LIBOR currency.
      When we say “LIBOR currency”, we mean the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the LIBOR currency will be U.S. dollars.
      EURIBOR notes. EURIBOR notes will bear interest at rates calculated with reference to EURIBOR and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the EURIBOR notes and in the applicable pricing supplement.
      Unless we otherwise specify in the applicable pricing supplement, “EURIBOR”, for each interest determination date relating to a EURIBOR note, means the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market

Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service as of 11:00 A.M., Brussels time.
      The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear on Telerate page 248 by 11:00 A.M., Brussels time, on the relevant interest determination date, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, to provide the calculation agent with its offered rate for deposits in euro, at approximately 11:00 A.M., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S. $1 million in euro that is representative of a single transaction in euro in that market at that time. If at least two quotations are so provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations as described in the preceding bullet point are so provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent at approximately 11:00 A.M., Brussels time, on the applicable interest determination date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement, commencing on that interest reset date in a principal amount not less than the equivalent of U.S. $1 million in euro that is representative of a single transaction in euro in that market at that time.

•	If the banks so selected by the calculation agent are not quoting as described in the preceding bullet point, EURIBOR determined on that interest determination date will be EURIBOR in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.
      Treasury rate notes. Treasury rate notes will bear interest at rates calculated with reference to the treasury rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the treasury rate note and in the applicable pricing supplement.
      Unless otherwise indicated in the applicable pricing supplement, treasury rate means, with respect to any interest determination date, the rate from the most recent auction of direct obligations of the United States, which we call “treasury bills”, having the index maturity specified in the pricing supplement, as that rate appears on either page 56 or page 57 as displayed on Moneyline Telerate, Inc., on any successor service, under the heading “INVESTMENT RATE”.
      If the treasury rate cannot be determined as described above, then that rate will be determined in the following manner:

•	If that rate is not so published by 3:00 P.M., New York City time, on the relevant calculation date, the bond equivalent yield of the rate for the applicable treasury bills as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High”.

•	If that rate is not so published by 3:00 P.M., New York City time, on the relevant calculation date in H.15 daily update or another recognized electronic source, the auction average rate, expressed as a bond equivalent yield, on the. basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, for that auction as otherwise announced by the United States Department of the Treasury.

•	If that rate is not announced by the United States Department of the Treasury by 3:00 p.m. New York City time on the relevant calculation date, or if the auction is not held in a particular week, the bond equivalent yield of the rate on the applicable interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement published in H.15 (519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”.

•	If that rate is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable treasury bills as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”.

•	If the results of that auction of treasury bills having the specified index maturity are not published or reported as provided above by 3:00 P.M., New York City time, on that calculation date, or if no auction of treasury bills having the specified index maturity is held during that week, then the treasury rate will be calculated by the calculation agent and will be a yield to maturity, expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on that interest determination date, of three leading primary United States government securities dealers in The City of New York selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the specified index maturity. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers so selected by the calculation agent are quoting as described in the preceding bullet point, the treasury rate with respect to that interest reset date will be the treasury rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      CD rate notes. CD rate notes will bear interest at rates calculated with reference to the CD rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the CD rate note and in the applicable pricing supplement.
      Unless otherwise indicated in the applicable pricing supplement, CD rate means, with respect to any interest reset date, the rate for the relevant interest determination date for negotiable certificates of deposit having the specified index maturity as published in H.15(519) under the heading “CDs (Secondary Market)”, or any successor heading.
      If the CD rate cannot be determined as described above, then that rate will be determined in accordance with the following procedures:

•	If that rate is not published before 3:00 P.M., New York City time, on the relevant calculation date, then the CD rate with respect to the relevant interest reset date will be the rate on that interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 daily update under the heading “CDs (secondary market)”, or any successor heading, or another recognized electronic source.

•	If by 3:00 P.M., New York City time, on that calculation date that rate is not published in either H.15(519) or H.15 daily update or another recognized electronic source, the CD rate with respect to that interest reset date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the specified index maturity in an amount that is representative for a single transaction in that market at that time. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers so selected by the calculation agent are quoting as described in the preceding bullet point, the CD rate with respect to that interest reset date will be the CD rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      Federal funds rate notes. Federal funds rate notes will bear interest at rates calculated with reference to the federal funds rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the federal funds rate note and in the applicable pricing supplement. Unless otherwise indicated in the applicable pricing supplement, federal funds rate means, with respect to any interest reset date, the rate as of the relevant interest determination date for federal funds having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the heading “Federal Funds (Effective)”, as displayed on Moneyline Telerate, Inc., or any successor service, on page 120, or any other page that may replace that page.
      If the federal funds rate cannot be determined as described above, then that rate will be determined in accordance with the following procedures:

•	If that rate is not published by 3:00 P.M., New York City time, on the relevant calculation date, then the federal funds rate with respect to that interest reset date will be the rate as of that interest determination date as published in H.15 daily update under the heading “Federal funds (Effective)”, or any successor heading, or another recognized electronic source.

•	If by 3:00 P.M., New York City time, on that calculation date that rate is not published in either H.15(519) or H.15 daily update or another recognized electronic source, the federal funds rate with respect to that interest reset date will be calculated by the calculation agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on the market day following that interest determination date for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the calculation agent . These brokers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three brokers so selected by the calculation agent are quoting as described in the preceding bullet point, the federal funds rate with respect to that interest reset date will be the federal funds rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.
      CMT rate notes. CMT rate notes will bear interest at the interest rates, calculated with reference to the CMT rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the CMT rate note and in the applicable pricing supplement.
      Unless otherwise specified in the applicable pricing supplement, CMT rate means, with respect to any interest reset date, the rate displayed on the “designated CMT Telerate page”, as defined in the second paragraph after this one, under the caption “... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 p.m.”, or any successor caption, under the column for the “designated CMT maturity index”, as defined in the third paragraph after this one, for:

•	if the designated CMT Telerate page is 7051, the rate on the related interest determination date; and

•	if the designated CMT Telerate page is 7052, the week or the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related interest determination date occurs.
      If the CMT rate cannot be determined as described above, then that rate will be determined in accordance with the following procedures:

•	If that rate is no longer displayed on the relevant page, or is not displayed before 3:00 P.M., New York City time, on the relevant calculation date, then the CMT rate with respect to that interest determination date will be that treasury constant maturity rate, or if the designated CMT Telerate page is 7052, the one-week or one-month, as applicable, average rate, for the designated CMT maturity index as published in the relevant H.15(519).

•	If that rate is no longer published, or is not published by 3:00 P.M., New York City time, on that calculation date, then the CMT rate for that interest determination date will be that treasury constant maturity rate or other United States Treasury rate, or if the designated CMT Telerate page is 7052, the one-week or one-month, as applicable, average rate, for the designated CMT maturity index, for the interest determination date with respect to that interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).

•	If that information is not published by 3:00 P.M., New York City time, on the related calculation date, then the CMT rate for the interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers, which we call “reference dealers”, in The City of New York selected by the calculation agent for the most recently issued direct noncallable fixed rate obligations of the United States, which we call “treasury notes”, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year.

•	If the calculation agent cannot obtain three treasury notes quotations as described in the preceding bullet point, the CMT rate for that interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the interest determination date of three reference dealers in The City of New York, for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100,000,000.

•	The three reference dealers referred to in the two preceding bullet points will be selected from five reference dealers in The City of New York selected by the calculation agent and eliminating the highest quotation, or, if there is equality, one of the highest, and the lowest quotation, or, if there is equality, one of the lowest. The reference dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of the quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will be the CMT rate in effect on that interest determination date or, if the interest determination date is the first interest determination date, the initial interest rate.

•	If two treasury notes with an original maturity as described above have remaining terms to maturity equally close to the designated CMT maturity index, the quotes for the treasury note with the shorter remaining term to maturity will be used.

      When we say “designated CMT Telerate page”, we mean the display on the Moneyline Telerate, Inc., or any successor service, on the page designated in the applicable pricing supplement for the purpose of displaying treasury constant maturities as reported in H.15(519), or any successor page. If no page of this kind is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052, for the most recent week.

      When we say “designated CMT maturity index”, we mean the original period to maturity of the U.S. Treasury securities specified in the applicable pricing supplement with respect to which the CMT rate will be calculated, which will be either 1, 2, 3, 5, 7, 10, 20 or 30 years. If no maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.
Book-Entry System
      Unless we specify differently in the pricing supplement relating to your note, your note will be represented by a global note or notes registered in the name of Cede & Co. and deposited in the book-entry system maintained by The Depository Trust Company, which we refer to as “DTC”. So long as notes are in book-entry form, all investors in those notes will be indirect beneficial owners, and you will not be able to become a direct holder of those notes except under the special circumstances described below. You should read the subsection “Description of the Debt Securities — Global Debt Securities” in the accompanying prospectus for general information about this type of arrangement and your rights under this type of arrangement.
      Upon issuance, all book-entry notes of the same series bearing interest, if any, at the same rate or under the same formula, having the same date of issuance, redemption or repayment provisions, if any, specified currency, stated maturity and other terms will be represented by one or more global notes. Each global note representing book-entry notes will be deposited with, or on behalf of, DTC.
      Upon the issuance of a global note representing book-entry notes, DTC will credit the accounts of persons holding through it with the respective principal or face amount of the book-entry notes represented by the global note. These accounts will be designated initially by the agents through which the notes were sold, or by us if the notes are offered and sold directly by us. Ownership of beneficial interests in a global note will be limited to those financial institutions that have accounts with DTC or persons that may hold interests through them. Ownership of beneficial interests in a global note by participants will be shown on records maintained by DTC and ownership of beneficial interests in a global note by persons that hold interests through participants will be shown on records maintained by those participants, and the transfer of these ownership interests will be effected only through those records.
      Payment of principal of or any premium or interest on book-entry notes represented by any global note will be made to DTC or its nominee as the sole registered owner and the sole holder of the global note. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of DTC or its participants relating to beneficial ownership interests in the global notes, for payments made on account of these beneficial ownership interests or for maintaining, supervising or reviewing the records of DTC or its participants relating to these beneficial ownership interests. For more information, please refer to the section captioned “Description of the Debt Securities — Global Debt Securities” on page 13 of the accompanying prospectus.
      We expect that upon receipt of any payment on any global note, DTC will credit, on its book-entry registration and transfer system, the accounts of the participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of the global note as shown on its records. Payments by these participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in street name, and will be the sole responsibility of these participants.
      No global note representing book-entry notes may be exchanged in whole or in part for notes registered in the name of any person other than DTC or its nominee, and no transfer of a global note representing book-entry notes in whole or in part may be registered in the name of any person other than DTC or its nominee, unless:

•	DTC is unwilling or unable to discharge its responsibilities properly or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary registered as a clearing agency under that Act within 90 days,

•	subject to DTC’s procedures, we request under the indenture that the global note be so exchangeable or transferable,

•	any event has occurred and is continuing which, after notice or lapse of time or both, would become an event of default with respect to the securities of the series of which the global note is a part, or

•	there exist the circumstances, if any, in addition to or in lieu of those described above that may be described in the applicable pricing supplement.
      Unless the applicable pricing supplement specifies different authorized denominations, any global note that is exchangeable as described in the preceding paragraph will be exchangeable for individually certificated notes issuable in denominations of $1,000 and integral multiples of $1,000 and registered in the names that DTC will direct. We expect that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global note. Except as described above, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of DTC or its nominee.
      The laws of some jurisdictions require that some kinds of purchasers of securities take physical delivery of the securities in individually certificated form. The limits described above and laws of the kind described in the preceding sentence may impair the ability to transfer beneficial interests in a global note.
      We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and they would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
      DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the agents named on the cover of this prospectus supplement, banks, trust companies, clearing corporations, and other organizations. Some of the participants or their representatives are shareholders in DTC. Access to DTC’s book-entry system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Neither the DTC nor its nominee will consent or vote with respect to the global securities representing the book-entry debt securities unless authorized by a participant in accordance with the depositary’s procedures. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns DTC’s nominee consenting or voting rights to those participants to whose accounts the debt securities are credited on the applicable record date and identified in a listing attached to the omnibus proxy.
Payment of Principal and Interest
      In addition to this subsection, you should read carefully the subsection entitled “Description of the Debt Securities — Global Debt Securities” in the accompanying prospectus and the subsection entitled “— Book-Entry System” above in this prospectus supplement for information about general procedures that we may follow in making payments to you.

      Interest and, in the case of amortizing notes, principal will be payable to the registered holder at the close of business on the regular record date next preceding each interest payment date. However, interest payable at stated maturity, redemption or repayment will be payable to the registered holder to whom principal will be payable. In the case of a global note, that registered holder will be DTC or its nominee. The first payment of interest and, in the case of amortizing notes, principal on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date.
      Unless otherwise indicated in the applicable pricing supplement, the “regular record date” means:

•	with respect to any fixed rate note, the May 15 or November 15 next preceding each interest payment date, whether or not that date is a market day, and

•	with respect to any floating rate note, the date 15 calendar days before each interest payment date, whether or not that date is a market day.

Payment Dates
      Interest payment dates. Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable on the dates specified below, which we call “interest payment dates”:

•	in the case of floating rate notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement;

•	in the case of floating rate notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of floating rate notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.
      In each case, interest will also be payable at stated maturity, redemption or repayment.
      Payments of interest on any fixed rate note or floating rate note will include interest accrued to but excluding the applicable interest payment date or stated maturity, redemption or repayment, as the case may be.
      Adjustments to payment dates. The following are some special cases where, absent the following adjustments, a payment date would fall on a day that is not a market day or business day:

•	If an interest payment date, other than at stated maturity, redemption or repayment, with respect to any floating rate note would otherwise fall on a day that is not a market day for that note, that interest payment date will be postponed to the next succeeding market day for the note and interest will accrue to that market day, or, in the case of a LIBOR note, if that day falls in the next calendar month, the next preceding market day.

•	If the stated maturity, redemption or repayment of any floating rate note falls on a day that is not a market day, the required payment of principal, premium and interest will be made on the next succeeding market day, or, in the case of a LIBOR note, if that day falls in the next calendar month, the next preceding market day, as if made on the date the payment was due. No interest will accrue on the payment for the period from and after the stated maturity, redemption or repayment to the date of the payment on the next succeeding market day.

•	If any interest payment date or the stated maturity, redemption or repayment of a fixed rate note falls on a day that is not a market day, the required payment of principal, premium and/or interest will be made on the next succeeding business day as if made on the date the payment was due. No interest will accrue on the payment for the period from and after the interest payment date or the stated maturity, redemption or repayment, as the case may be, to the date of the payment on the next succeeding business day.

How We Will Make Payments on Global Notes
      We will make payments on a global note, including a book-entry only note, in accordance with the policies of DTC as in effect from time to time.
      Payments due in U.S. dollars. We will make payments through the trustee or any paying agent to DTC or its nominee, as applicable, and not to any beneficial owners who own beneficial interests in the global note. We will do this by making the funds available to the trustee on any interest payment date or at stated maturity or upon a redemption or repayment date. DTC will then allocate and make the payments to DTC participants that hold interests in the notes in accordance with its existing procedures. An indirect beneficial owner’s right to receive those payments will be governed by the rules and practices of DTC and the banks or brokers through which the indirect beneficial owner holds a beneficial interest in the note. Neither we nor the trustee have any responsibility or liability for payments by DTC or the banks or brokers.
      BOOK-ENTRY ONLY AND OTHER INDIRECT BENEFICIAL OWNERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
      Payments due in other currencies. We understand that, under DTC’s current practice, DTC elects to have all payments on a global note for which it is the depositary made in U.S. dollars, even if the specified currency for payments is a foreign currency, unless notified by a bank or broker participating in its book-entry system, through which an indirect beneficial owner’s beneficial interest in the global note may be held, that it elects to receive payment in the specified currency. Accordingly, payments due with respect to global notes held by DTC and payable in a foreign currency will be made in U.S. dollars unless the holder timely requests otherwise.
      Unless otherwise specified in the applicable pricing supplement, an indirect beneficial owner of an interest in a global note held by DTC that is payable in a specified currency other than U.S. dollars may elect to receive all or part of the payments on that note in that other currency, provided that the following steps have been properly followed and completed by all parties involved:

•	The indirect beneficial owner must notify the bank or broker, through which its interest is held, of its election. If the election is with respect to any interest payment, the notification must be made on or before the applicable record date. If the election is with respect to any payment of principal or premium, the notification must be made on or before the 15th day before the stated maturity, redemption or repayment date, as the case may be.

•	The bank or broker must then notify DTC of the indirect beneficial owner’s election on or before the third market day after the record date or after that 15th day.

•	DTC must then notify the trustee of the election on or before the fifth market day after the record date or that 15th day.
      If complete instructions are received by the bank or broker and forwarded by the bank or broker to DTC and by DTC to the trustee, on or before the dates noted above, the trustee, in accordance with DTC’s instructions, will make the payments to you or your bank or broker by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction outside the United States acceptable to us and the trustee.
      If the foregoing steps are not properly completed, you will receive payments in U.S. dollars.

      In addition, in the case of imposition of exchange controls or any other circumstances beyond our control, we may pay in U.S. dollars the payments due in other currencies. See the subsection entitled “— Currency Exchange Controls” below for information about procedures applicable to payments under these circumstances.
      Indirect beneficial owners who own beneficial interests in a global note held by DTC and payable in a specified currency other than U.S. dollars should consult their banks or brokers for information on the terms and process for requesting payment in the specified currency.

How We Will Make Payments on Individually Certificated Notes
      Payments due in U.S. dollars. If you hold an individually certificated note, and the principal of or any premium or interest due on the note at stated maturity or upon redemption or repayment is due in U.S. dollars, we will make that payment to you in immediately available funds when you surrender the note at the corporate trust office of the trustee in The City of New York. You must present the note to the trustee in time for it to make any payments in accordance with its normal procedures.
      If an interest payment due in U.S. dollars on an individually certificated note is due other than at stated maturity or upon earlier redemption or repayment, we will make the payment by check mailed to the address of the person entitled to the payment as it appears in the security register. Alternatively, we may wire transfer the payment to an account as may have been appropriately designated by that person.
      Payments due in other currencies. Unless otherwise specified in the applicable pricing supplement, payments of interest on an interest payment date other than stated maturity or earlier redemption or repayment with respect to any individually certificated note to be made in a specified currency other than U.S. dollars will be made by check mailed to the address of the holder of the note as that address appears in our security register. All checks payable in a specified currency other than U.S. dollars will be drawn on a bank located outside the United States. Payments at stated maturity or earlier redemption or repayment of principal of or any premium or interest with respect to any individually certificated note to be made in a specified currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account requested by the holder, provided that the account is with a bank located in the country issuing the specified currency. In the case of payment of principal or any premium or interest due at stated maturity or earlier redemption or repayment, you must surrender the individually certificated note to the trustee in time for it to make the payments in accordance with its normal procedures.
      To designate an account for wire payment, the holder must give the trustee appropriate wire instructions at least 15 days before the payment due date. Any instructions, once properly given, will remain in effect unless and until you properly give new instructions in the manner described above. We will pay any administrative costs imposed by banks for making payments by wire transfer, but holders of the notes must bear any tax, assessment or governmental charge imposed upon the payments.

Conversion to U.S. Dollars
      We are required to pay principal of or any premium or interest on notes in the specified currency of the notes. However, unless the applicable pricing supplement indicates that holders of such notes are entitled to make an election to receive payments in the specified currency and such election is exercised, any payment due on a note payable in a specified currency other than U.S. dollars will be converted by the exchange rate agent specified in the applicable pricing supplement to U.S. dollars for payment to holders. If applicable, holders desiring to receive payments in the specified currency must deliver a written request therefor to the trustee at or prior to the regular record date for an interest payment date or the fifteenth calendar day prior to the stated maturity or earlier redemption or repayment, as applicable.
      When we are required to make payments to a holder in U.S. dollars of an amount due from us in another currency, either on a global note or an individually certificated note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent will request currency bid quotations from three recognized foreign exchange dealers in The City of New York on the second market day before the payment due date, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the relevant payment date. One or more of these three dealers may be the exchange rate agent or an agent listed on the cover of this prospectus supplement (or affiliate thereof). The currency bid quotations will be requested on an aggregate basis for all holders scheduled to receive U.S. dollar payments of amounts payable on the same date in the same specified currency. Each quoting dealer must commit to executing a contract. The U.S. dollar amount the holder receives will be based on the highest currency bid quotation received by the exchange rate agent as of 11:00 A.M., New York City time, on the date of quotation. If the exchange rate agent determines that three currency bid quotations are not available on the second market day before the payment due date, the payment will be made in the specified currency. A holder that receives payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

Currency Exchange Controls
      If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligation by making the payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as quoted by the Federal Reserve Bank of New York for such specified currency on the second market day prior to such payment or, if such rate is not then available, on the basis of the most recently available rate. The foregoing will apply to any note, whether in global or individually certificated form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the indenture. All determinations referred to above made by the exchange rate agent will be at its sole discretion, except to the extent expressly provided in this prospectus supplement or in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, the exchange rate agent’s determination will be conclusive for all purposes and binding on holders of the notes and us, and the exchange rate agent will have no liability for its determinations.
Governing Law and Judgments
      The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on foreign currency notes were commenced in a court in the United States, it is likely that the court would grant judgment relating to such foreign currency notes only in U.S. dollars. It is not clear, however, whether, in granting judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court will render a judgment in the foreign currency of the underlying obligations and that the judgment will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.
UNITED STATES TAXATION
      The following general summary describes the material U.S. federal tax consequences of the ownership and disposition of the notes. This discussion provides general information only and only applies to notes purchased by those initial holders who purchase notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money and who hold such notes as capital assets.
      This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	brokers or dealers in securities or foreign currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	retirement plans;

•	real estate investment trusts;

•	regulated investment companies;

•	tax-exempt organizations;

•	persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction, or as a position in a “straddle” for tax purposes;

•	investors whose functional currency is not the U.S. dollar;

•	persons who have ceased to be U.S. citizens or to be taxed as resident aliens; or

•	persons subject to the alternative minimum tax.
      The following discussion does not address the tax consequences to a partnership which holds notes. In addition, if a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are either a partnership which holds notes or a partner in a partnership holding notes, we recommend that you consult your own tax adviser.
      This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This summary is based on the Internal Revenue Code of 1986, as amended to the date of this prospectus supplement (the “Code”), rulings, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations. The authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, and thus result in tax consequences different from those described in this section. Persons considering the purchase of notes are urged to consult their own tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Tax Consequences to United States Holders
      As used in this section, the term “United States holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (a) a citizen or resident of the United States; (b) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or of any political subdivision of the United States; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

Payments of Interest
      Interest paid on a note will be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes provided that the interest is qualified stated interest, as defined below. Special rules governing the treatment of interest paid with respect to original issue discount notes, including certain floating rate notes, foreign currency notes and indexed notes, are described under “— Original Issue Discount.”

Original Issue Discount
      General. A note that is issued at an issue price less than its stated redemption price at maturity will be considered to have been issued at an original issue discount for U.S. federal income tax purposes and will be referred to as an “original issue discount note” unless the note satisfies a de minimis threshold, as described below, or is a short-term note, as defined below. The stated redemption price at maturity of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices. A United States holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes.
      A note will be considered to have de miminis original issue discount if the difference between a note’s stated redemption price at maturity and its issue price is less than 1/4 of 1% (i.e., .25%) of the stated redemption price at maturity multiplied by the number of complete years to maturity. United States holders of notes with a de minimis amount of original issue discount will include this original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.
      United States holders of notes with original issue discount that is not de minimis original issue discount and that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues (regardless of such holder’s method of accounting), in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, United States holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
      If a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, the first stated interest payment on the note is to be made within one year of the note’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.
      If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.
      For purposes of calculating the yield and maturity of a note subject to an issuer or United States holder’s right to accelerate principal repayment (respectively, a call option or put option), such call option or put option is presumed exercised if the yield on the note would be less or more, respectively, than it would be if the option were not exercised. The effect of this rule generally may be to accelerate or defer the inclusion of original issue discount in the income of a United States holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any such option presumed to be exercised is in fact not exercised, the note is treated as reissued on the date of presumed exercise for an amount equal to its adjusted issue price on that date for purposes of redetermining such note’s yield to maturity and any related subsequent accruals of original issue discount.
      A United States holder may make a “constant yield election” to include in gross income all interest that accrues on any note, including stated interest, original issue discount, de minimis original issue discount, and unstated interest, in accordance with a constant yield method based on the compounding of interest.
      Short-Term Notes. A note that matures one year or less from its date of issuance, which we call a “short-term note”, will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method United States holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. United States holders who so elect and certain other United States holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, those United States holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Sale, Exchange or Retirement of the Notes
      Upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the note. A United States holder’s adjusted tax basis in a note will equal the cost of the note to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to the note and reduced by any principal payments that do not constitute qualified stated interest, as defined above. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Payments of Interest” above.
      Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss except to the extent of any accrued market discount and accrued but unpaid interest (see “— Original Issue Discount” above). Such capital gain or loss will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year.

Foreign Currency Notes
      The U.S. Federal income tax treatment of any notes denominated and/or payable in a specified currency other than U.S. dollars will be summarized in the applicable pricing supplement.

Backup Withholding and Information Reporting
      Backup withholding and information reporting may apply in connection with payments of principal and interest (including original issue discount) on the notes and the proceeds from a sale or other disposition of the notes to certain non-corporate United States holders. A United States holder will be subject to U.S. backup withholding tax on these payments if the United States holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the United States holder’s

U.S. federal income tax liability and may entitle the United States holder to a refund, provided that the required information is furnished to the Internal Revenue Service (“IRS”).
Tax Consequences to Non-United States Holders
      As used in this subsection, the term “non-United States holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes: (a) an individual who is classified as a nonresident for U.S. federal income tax purposes; (b) a foreign corporation; or (c) a foreign estate or trust.
      Subject to the discussions below concerning backup withholding and certification requirements:

•	payments of principal and interest, including original issue discount, if any, on the notes by the Company or any paying agent to any non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•	the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	if the note is a registered note, the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below; and

•	a non-United States holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the note, unless (i) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) the holder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certification Requirement
      In the case of a registered note, interest and original issue discount will not be exempt from withholding tax unless the beneficial owner of that note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.
      If a non-United States holder of a note is engaged in a trade or business in the United States, and if interest, including original issue discount, on the note is effectively connected with the conduct of this trade or business, the non-United States holder will generally be taxed in the same manner as a United States holder, except that the non-United States holder will be required to provide to the Company a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisers with respect to other U.S. tax consequences of the ownership and disposition of notes including the possible imposition of a 30% branch profits tax.

U.S. Federal Estate Tax
      A note or coupon held by an individual may be subject to U.S. federal estate tax as a result of the individual’s death if:

•	the individual was a United States Holder;

•	at the time of the individual’s death, interest payments on the note would have been subject to U.S. federal withholding tax (without regard to satisfaction of the certification requirement described above); or

•	at the time of the individual’s death, interest payments on the note would have been effectively connected to the conduct by the holder of a trade or business in the United States.

Backup Withholding and Information Reporting
      A non-U.S. holder that provides an IRS Form W-8BEN (or substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a United States person, will not be subject to IRS information reporting requirements and U.S. backup withholding, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person or otherwise does not satisfy the requirements of an exemption. Payments of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will be subject to backup withholding and information reporting unless the non-United States holder certifies that it is a non-United States holder under penalties of perjury or otherwise qualifies for an exemption. Payments of the proceeds of a disposition of a note by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting but not backup withholding, unless the broker has documentary evidence in its records that the holder is not a U.S. person or the holder otherwise establishes an exemption. Payments of the proceeds of a disposition of a note through a foreign office of a foreign broker without such connections to the United States will not be subject to backup withholding or information reporting. The amount of any backup withholding from a payment to a non-United States holder will be allowed as a credit against the non-United States holder’s U.S. federal income tax liability and may entitle the non-United States holder to a refund, provided that the required information is furnished to the IRS.
      Non-United States holders should consult their tax advisers regarding the application of United States federal income tax laws, including information reporting and backup withholding, to their particular situations.
      The preceding discussion is only a summary of certain of the tax implications of an investment in the notes, and is subject to any superseding or supplemental discussion in the pricing supplement applicable to your notes. Prospective investors are urged to consult with their own tax advisers prior to investing to determine the tax implications of such investment in light of each such investor’s particular circumstances.

SUPPLEMENTAL PLAN OF DISTRIBUTION
      ABN AMRO Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, whom we call the “agents”, and we have entered into a distribution agreement dated as of July 6, 2005 with respect to the notes. The agents have agreed to use their reasonable best efforts to solicit purchases of the notes if we satisfy the conditions specified in the distribution agreement. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.150% to 0.750% of the principal amount of the notes depending on the maturity of the notes; provided, however, that commissions with respect to notes with a stated maturity of more than 30 years will be negotiated between us and the applicable agent at the time of sale.
      We may also sell notes to agents who will purchase the notes as principals for their own accounts. Any sale of this kind will be made at a price equal to the issue price specified in the applicable pricing supplement, less a discount. Unless otherwise stated, the discount will equal the applicable commission on an agency sale of notes of the same maturity. Any notes the agents purchase as principals may be resold at the market price or at other prices determined by the agents at the time of resale.
      The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.
      We may sell notes directly on our own behalf. No commission will be paid on any notes sold directly by us. In addition, we have reserved the right to accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes under the distribution agreement referred to above. We have also reserved the right to appoint additional agents to solicit offers to purchase notes. Any additional agents will be named in the applicable pricing supplement.
      Although the final use of proceeds from any sale of the notes has not yet been determined, the proceeds might be used to pay indebtedness owed to affiliates of an agent and, if an amount in excess of 10% of the aggregate net proceeds of any sale of notes is so applied, that sale of notes will be made in accordance with Rule 2710(c)(8) of the NASD Conduct Rules.
      The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify the several agents against certain liabilities, including liabilities under the Securities Act of 1933.
      The agents may sell to dealers who may resell to investors, and the agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933.
      The notes are a new issue of securities with no established trading market and are not expected to be listed on any securities exchange in the United States. We will specify in the applicable pricing supplement whether the notes will be listed on a securities exchange or will be unlisted. We do not know how liquid the trading market for the notes will be.
      We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $750,000. In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.

•	Short sales involve the sale by the agents of a greater principal amount of notes than they are required to purchase in the offering.

•	Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction or stabilizing purchase.
      Any of these transactions may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The agents may conduct these transactions in the over-the-counter market or otherwise. If the agents commence any of these transactions, the agents may discontinue them at any time.
      In the ordinary course of their business, the agents and some of their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions and financial advisory services with us and some of our affiliates.
VALIDITY OF NOTES
      Stephen D. Wayne, Esq., who is Assistant General Counsel of our subsidiary Pitney Bowes Credit Corporation, or another of our lawyers, and Gibson, Dunn & Crutcher LLP, New York, New York, will issue opinions about the legality of the notes. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel to the agents.

Pricing Supplement dated	Rule 424(b)(3)
(To Prospectus dated February 8, 2005 and	File No. 333-120525
Prospectus Supplement dated July 6, 2005)	CUSIP No.:
ISIN No.:
Pitney Bowes Inc.
Global Medium-Term Notes — Fixed Rate

Principal amount:	Interest rate:
Agent’s discount or commission:	Original issue date:
Net proceeds to Pitney Bowes:	Stated maturity date:
Option to extend maturity date:

Interest payment dates:

☐ June 1 and December 1
☐ Other:
Regular record dates (if other than the 15th day of May and November):
Original issue discount:     ☐     Yes          ☐     No

Issue price:
Total amount of OID:
Yield to maturity:
Initial accrual period OID:
Day count convention:

☐ Actual/360
☐ Actual/actual
☐ 30/360
Redemption:

☐ The notes cannot be redeemed prior to the stated maturity date.
☐ The notes can be redeemed prior to the stated maturity date at the option of the Issuer.
Initial redemption date:
Initial redemption percentage: % of the principal amount

Annual redemption percentage reduction: % until redemption percentage is 100% of the principal amount.
Repayment:

☐ The notes cannot be repaid prior to the stated maturity date.
☐ The notes can be repaid prior to the stated maturity date at the option of the holder of the notes.
Optional repayment date(s):
Optional repayment price(s):

Specified currency (if other than U.S. dollars):
Authorized denomination (if other than U.S. $1,000 and integral multiples thereof):
Trustee, registrar, authenticating and paying agent:
Exchange rate agent, if any:
Additional paying agent, if any:
Form:

☐ Book-entry (to be held on behalf of The Depository Trust Company)
☐ Individually certificated
Agent:

☐ ABN AMRO Incorporated
☐ Barclays Capital Inc.
☐ Banc of America Securities LLC
☐ Citigroup Global Markets Inc.
☐ Credit Suisse First Boston LLC
☐ Deutsche Bank Securities Inc.
☐ J.P. Morgan Securities Inc.
☐ Merrill Lynch, Pierce, Fenner & Smith Incorporated
☐ Morgan Stanley & Co. Incorporated
☐ Other:
Agent acting in the capacity as indicated below:

☐ Agent ☐ Principal
If as principal:

☐	The notes are being offered at varying prices related to prevailing market prices at the time of resale or otherwise.
☐	The notes are being offered at a fixed initial public offering price of % of the principal amount plus accrued interest [, if any,] from .
If as agent:

☐	The notes are being offered at a fixed initial public offering price of % of the principal amount plus accrued interest [, if any] from .
Other provisions:
The above terms have been completed as applicable.

Pricing Supplement dated	Rule 424(b)(3)
(To Prospectus dated February 8, 2005 and	File No. 333-120525
Prospectus Supplement dated July 6, 2005)	CUSIP No.:
ISIN No.:
Pitney Bowes Inc.
Medium-Term Notes — Floating Rate

Principal amount:	Original issue date:
Agent’s discount or commission:	Stated maturity date:
Net proceeds to Pitney Bowes:	Option to extend maturity date:

Interest rate basis or bases:

☐ CD rate	☐ Federal funds rate	☐ Treasury rate
☐ CMT rate (see below)	☐ LIBOR (see below)	☐ Prime rate
☐ Commercial paper rate	☐ EURIBOR	☐ Other (see attached)
If LIBOR:

☐ LIBOR Reuters page:

☐	LIBOR Telerate page:

LIBOR currency:
If CMT rate:

CMT Telerate page:
☐ Telerate page 7051
☐ Telerate page 7052
☐ Weekly average
☐ Monthly average
Spread (+/-):                                           Maximum interest rate limitation, if any:
Spread multiplier:                                       Minimum interest rate limitation, if any:
Index maturity:
Initial interest reset date:
Interest reset dates:
Interest payment dates:
Calculation agent (if other than Citibank, N.A.):
Original issue discount:     ☐     Yes          ☐     No

Issue price:
Total amount of OID:
Yield to maturity:
Initial accrual period OID:
Day count convention:

☐ Actual/360
☐ Actual/actual
☐ 30/360

Redemption:

☐ The notes cannot be redeemed prior to the stated maturity date.

☐	The notes can be redeemed prior to the stated maturity date at the option of the Issuer.

Initial redemption date:
Initial redemption percentage: % of the principal amount.
Annual redemption percentage reduction: % until redemption percentage is 100% of the principal amount.
Repayment:

☐ The notes cannot be repaid prior to the stated maturity date.

☐	The notes can be repaid prior to the stated maturity date at the option of the holder of the notes.

Optional repayment date(s):
Optional repayment price(s):
Specified currency (if other than U.S. dollars):
Authorized denomination (if other than U.S. $1,000 and integral multiples thereof):
Trustee, registrar, authenticating and paying agent:
Exchange rate agent, if any:
Additional paying agent, if any:
Form:

☐ Book-entry (to be held on behalf of The Depository Trust Company)
☐ Individually certificated
Agent:

☐ ABN AMRO Incorporated
☐ Barclays Capital Inc.
☐ Banc of America Securities LLC
☐ Citigroup Global Markets Inc.
☐ Credit Suisse First Boston LLC
☐ Deutsche Bank Securities Inc.
☐ J.P. Morgan Securities Inc.
☐ Merrill Lynch, Pierce, Fenner & Smith Incorporated
☐ Morgan Stanley & Co. Incorporated
☐ Other:
Agent acting in the capacity as indicated below:

☐ Agent ☐ Principal
If as principal:

☐	The notes are being offered at varying prices related to prevailing market prices at the time of resale or otherwise.
☐	The notes are being offered at a fixed initial public offering price of % of the principal amount plus accrued interest [, if any,] from .
If as agent:

☐	The notes are being offered at a fixed initial public offering price of % of the principal amount plus accrued interest [, if any,] from .
Other provisions:
The above terms have been completed as applicable.

PROSPECTUS
$2,500,000,000
Debt Securities
Preferred Stock
Preference Stock
Common Stock
Purchase Contracts
Depositary Shares
Warrants
Units
        By this prospectus, Pitney Bowes Inc. from time to time may offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.
      Our common stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.
      This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.
      The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

      We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is February 8, 2005.

ABOUT THIS PROSPECTUS
      This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $2,500,000,000.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
      Unless we have indicated otherwise, references in this prospectus to “Pitney Bowes,” “we,” “us” and “our” or similar terms are to Pitney Bowes Inc., a Delaware company, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC’s web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this prospectus.
      You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.
      Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, as well as at the offices of the following stock exchanges where our common stock is traded: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, CA 90012 and 301 Pine Street, San Francisco, CA 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, PA 19103. We also post our SEC filings on our website at http://www.pb.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE
      The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below:

•	the description of our common stock contained in our Form 8-A filed February 16, 1996 and Form 8-A/ A filed January 16, 1998, including any amendment or report filed for the purpose of updating this description;

•	our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 9, 2004, which incorporates by reference certain portions of our proxy statement dated March 25, 2004;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 7, 2004), June 30, 2004 (filed on August 5, 2004) and September 30, 2004 (filed on November 8, 2004); and

•	our Current Reports on Form 8-K dated April 13, 2004, May 17, 2004, May 24, 2004, July 20, 2004, August 18, 2004, September 30, 2004, October 5, 2004 (as amended November 2, 2004), November 22, 2004, December 17, 2004, December 20, 2004, December 22, 2004 and January 6, 2005.
      All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement containing this prospectus and prior to effectiveness of the registration statement containing this prospectus or that we file after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
      Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.
      We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Pitney Bowes Inc., 1 Elmcroft Road, Stamford, CT 06926-0700, Attention: Investor Relations, or by telephone at the following telephone number: (203) 356-5000.

FORWARD-LOOKING STATEMENTS
      Certain statements contained in this prospectus or any prospectus supplement, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and are intended to be covered by the safe harbor created by that section. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations may prove to be incorrect. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference.
      Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus, any prospectus supplements or incorporated herein by reference, whether as a result of new information, future events or otherwise.

THE COMPANY
      Our company was incorporated in the state of Delaware on April 23, 1920, as the Pitney-Bowes Postage Meter Company. Today, we are a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. Our world headquarters are located at 1 Elmcroft Road, Stamford, Connecticut 06926-0700. Our telephone number is (203) 356-5000.
      Pitney Bowes Inc. and its subsidiaries operate in three reportable segments: Global Mailstream Solutions, Global Enterprise Solutions and Capital Services. We operate both inside and outside the United States.
Global Mailstream Solutions
      Our Global Mailstream Solutions segment includes worldwide revenue and related expenses from the rental of postage meters and the sale, rental and financing of mailing equipment, including mail finishing and software-based mail creation equipment. We also include in this segment software-based shipping, transportation and logistics systems, related supplies and services, presort mail services, postal payment solutions and supply chain solutions such as order management and fulfillment support. We sell, rent or finance our products. We sell our supplies and services. Some of our products are sold through dealers.
      Products in this segment include postage meters, mailing machines, address hygiene software, manifest systems, letter and parcel scales, mail openers, mailroom furniture, folders, table-top inserters, paper handling equipment, shipping equipment, software-based shipping and logistics systems, presort machines and postal payment solutions.
Global Enterprise Solutions
      Our Global Enterprise Solutions segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). In this segment, we sell, rent or finance our products. We sell our supplies and services.
      PBMS includes worldwide revenue and related expenses from facilities management contracts for advanced mailing, secure mail services, reprographic, document management and other high-value services. PBMS offers a variety of business support services to our customers to manage copy, reprographic and mail centers, facsimile, electronic printing and imaging services, and records management. PBMS is a major provider of on- and off-site services which help our customers manage the creation, processing, storage, retrieval, distribution and tracking of documents and messages in both paper and digital form.
      DMT includes U.S. revenue and related expenses from the sale, service and financing of high-speed, software-enabled production mail systems, sorting equipment, incoming mail systems, electronic statement, billing and payment solutions, and mailing software.
      We include our internal financial services operations in both the Global Mailstream Solutions and Global Enterprise Solutions segments. The internal financial services operations provide lease financing for our products in the U.S., Canada, the United Kingdom, Germany, France, Norway, Ireland, Australia, Austria, Spain, Italy, Switzerland, Sweden, Denmark and the Netherlands.
Capital Services
      Our Capital Services segment consists of financing for non-Pitney Bowes equipment. It includes primarily interest and fee-based income generated by financing arrangements. Core Capital Services consists primarily of financing of Imagistics International Inc. copier equipment. Non-core Capital Services consists primarily of financing of large-ticket, non-Pitney Bowes equipment.
      In the past, we have directly financed or arranged financing for commercial and non-commercial aircraft, real estate, over-the-road trucks and trailers, locomotives, railcars, rail and bus facilities, office equipment and high-technology equipment such as data processing and communications equipment. In January 2003, we announced that we would cease originating large-ticket, structured, third-party, financing of non-core lease assets. In December 2004, we announced that our board of directors approved a plan to pursue a sponsored spin-off of our Capital Services external financing business. The new entity would be an independent publicly-traded company consisting of most of the assets in our Capital Services segment.

USE OF PROCEEDS
      Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used to reduce outstanding debt or for general corporate purposes, which may include, among others, the following:

•	repaying existing debt;

•	making capital investments;

•	funding working capital requirements; and

•	funding possible acquisitions and investments.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income from continuing operations before income taxes and interest expense (including amortization of debt issuance cost), and “fixed charges” consists of interest expense (including amortization of debt issuance cost).

									Nine Months Ended
Year Ended December 31,									September 30,

1999	2000		2001		2002		2003		2004

4.59x	4.08	x	4.12	x	3.62	x	4.29	x	4.44x
      The following table sets forth our ratio of earnings to fixed charges and preferred and preference stock dividends on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges and preferred and preference stock dividends, “earnings” consists of income from continuing operations before income taxes and interest expense (including amortization of debt issuance cost), “fixed charges” consists of interest expense (including amortization of debt issuance cost) and “preferred and preference stock dividends” consists of pre-tax earnings that are required to pay dividends on outstanding preferred and preference securities.

									Nine Months Ended
Year Ended December 31,									September 30,

1999	2000		2001		2002		2003		2004

4.59x	4.08	x	4.12	x	3.62	x	4.28	x	4.44x

DESCRIPTION OF THE DEBT SECURITIES
      The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
      As used in this “Description of the Debt Securities,” the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.
      Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
      The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.
      The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
      Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.
      The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.
      Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

•	the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

•	the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

•	if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;

•	our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

•	the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

•	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

•	the ranking of such debt securities as senior debt securities or subordinated debt securities;

•	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

•	whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion;

•	whether the debt securities are subject to a periodic offering; and

•	any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.
      “Principal” when used herein includes any premium on any series of the debt securities.
      Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.
      The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
      The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
      The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.
      We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
      Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.
      The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.
Events of Default
      An Event of Default with respect to the debt securities of any series is defined in the indentures as:

•	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

•	default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.
      Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.
      The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

      The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
      Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.
      No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
      Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

•	either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

•	immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.
Satisfaction and Discharge of Indentures
      The indenture with respect to any series of debt securities — except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series — will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures
      The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

•	extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

•	reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

•	reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.
      Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
      Defeasance and Discharge. The indentures will provide, if such provision is made applicable to the debt securities of a series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities — except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due — upon the deposit with the trustee, in trust for such purpose, of funds or Government Obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge “defeasance.” Such a trust may be established only if, among other things:

•	the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

•	a ruling of the U.S. Internal Revenue Service to the same effect; or

•	a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

•	no Event of Default shall have occurred or be continuing; and

•	such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

      The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
Subordination of Subordinated Debt Securities
      The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.
      Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:

•	the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

•	renewals, extensions and refunding of any such indebtedness;

•	interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;
unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.
      Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
      This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.
Global Debt Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.
      We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.
      If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.
      Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
      To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.
      Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).
      Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
      DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
      We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.
      We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
      None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK
      The following description of the material terms of our preferred stock and preference stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information.” As used in this “Description of Preferred Stock and Preference Stock,” the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.
      Our restated certificate of incorporation, as amended, authorizes the issuance of 600,000 shares of cumulative preferred stock, par value $50.00 per share, 5,000,000 shares of preference stock, without par value, and 480,000,000 shares of common stock, par value $1.00 per share.
Preferred Stock
      We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.
      At September 30, 2004, there were 385 shares of our 4% Convertible Cumulative Preferred Stock outstanding. Each share of our outstanding 4% preferred stock is entitled to cumulative dividends at the rate of $2 per year, can be redeemed at our option, in whole or in part at any time, at a price of $50 per share, plus an amount equal to dividends accrued to the redemption date, and is convertible into 24.24 shares of our common stock, subject to anti-dilution adjustment.
      Dividends. Holders of preferred shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preferred shares will accrue from the date fixed by our board of directors for that series. Unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments (other than a dividend in common stock or in any other class of stock ranking junior to the Preferred Shares) on any class of stock that is subordinate to our preferred shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preferred shares.
      Accrued and unpaid dividends on the preferred shares will not bear interest.
      Redemption. We have the right to redeem either all or a portion of the outstanding preferred shares of any series at any time, as determined by our board of directors. Preferred shares will be redeemed at par value, plus accrued and unpaid dividends and, if our board of directors has so determined for a series of preferred stock, a redemption premium. If we decide to redeem fewer than all of the outstanding preferred shares of any series, our board of directors will determine the method of selecting which shares to redeem.
      Conversion or Exchange Rights. The prospectus supplement relating to any series of preferred stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common or preference stock or another series of preferred stock of the Company or securities of any third party.
      Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets would be made to the holders of any class of shares ranking subordinate to the preferred shares as to assets, the holders of the preferred shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the sum of the par value for that series and an amount equal to all accrued and unpaid dividends on those shares. In the event of a voluntary liquidation, the holders of preferred shares also would receive the premium, if any, assigned to that series by our board of directors. The holders of all series of preferred shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on all of those shares. After payment in full of the liquidation preference of the preferred shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation if the transaction is consented to by the holders of 66 2/3% of the outstanding preferred shares. However, the sale, exchange or transfer of all or substantially all of the assets of the Company would be deemed a voluntary liquidation of the Company for purposes of payment of the liquidation preference of the preferred shares.
      Voting. The preferred shares of a series will not be entitled to vote, except as required by applicable law or as provided in our restated certificate of incorporation. Each share of a series of preferred shares will be entitled to one vote on matters on which holders of that series are entitled to vote. Our certificate of incorporation provides that we may not create, authorize or issue a class of stock ranking senior to the preferred shares or amend the certificate of incorporation in a manner adverse to the preferred shares, or engage in a voluntary liquidation, dissolution or winding up, a sale, lease or conveyance of all or substantially all of the property or business of the Company or certain mergers or consolidations without the affirmative vote of the holders of at least two-thirds of the affected outstanding preferred shares, voting as a class. In addition, our certificate of incorporation provides that whenever dividends on the preferred shares are in arrears in an aggregate amount equal to six quarterly dividend periods or we fail to retire or repurchase any shares of preferred stock that we are obligated to retire or repurchase, then the holders of all series of outstanding preferred shares, voting as a class, would be entitled to elect one-third of the total number of directors, but not less than three directors. We may not increase the amount of preferred shares or authorize or create any shares of any other class of stock ranking equal to the preferred shares as to dividends or assets or otherwise without the consent of the holders of at least a majority of all the outstanding preferred shares, voting as a class.
Preference Stock
      We may issue preference stock from time to time in one or more series, without stockholder approval. The preference shares rank as to dividends and assets junior to the preferred shares but senior to the common stock and to any other capital stock of the Company that we may authorize in the future, other than capital stock that by its terms ranks senior or equal to the preference shares and that is authorized as described below under “Voting.” Each series of preference shares will rank equally to each other series of preference shares as to dividends and assets, unless the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that shares of that series rank junior to the other series of preference shares as to dividends or assets or both.
      Subject to the limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations or restrictions for each series of preference stock that may be issued and to fix the number of shares of each series.
      At September 30, 2004, there were 46,520 shares of $2.12 Convertible Preference Stock outstanding. Each share of our outstanding $2.12 preference stock is entitled to cumulative dividends at the rate of $2.12 per year, can be redeemed at our option, in whole or in part at any time, at a price of $28 per share, plus dividends accrued to the redemption date, and is convertible into 16.53 shares of our common stock, subject to anti-dilution adjustment.
      Dividends. Holders of preference shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preference shares will accrue from the date fixed by our board of directors for that series. Because the preference shares rank junior to the preferred shares, unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments on the preference shares and we will not be able to redeem or repurchase any preference shares. We will not be allowed to make any dividend payment on any series of preference shares unless at the same time we pay dividends, in the same proportion to the preferential dividend rates, for each other series of preference shares ranking equally with that series. In addition, unless we have paid in full all dividends payable on all of our outstanding preference shares for the current period and all prior periods, we will not be allowed to make any dividend payments on any class of stock that is subordinate to our preference shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preference shares.
      Accrued and unpaid dividends on the preference shares will not bear interest.
      Redemption. The terms, if any, on which preference shares of any series may be redeemed will be determined by our board of directors and described in a prospectus supplement.
      If we decide to redeem fewer than all of the outstanding preference shares of any series, our board of directors will determine the method of selecting which shares to redeem.
      Conversion or Exchange Rights. The prospectus supplement relating to any series of preference stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common stock or another series of preference stock of the Company or securities of any third party.
      Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets is made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the preferential amount, in cash, that will be determined by our board of directors for that series when that series is established and an amount equal to all accrued and unpaid dividends on those shares, but the holders of the preference shares would not be entitled to receive the liquidation preference of their shares until the liquidation preference of the preferred shares outstanding at the time had been paid in full. The holders of all series of preference shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on those shares, except to the extent that the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that the shares of that series rank junior to the other series of preference shares as to dividends or assets. After payment in full of the liquidation preference of the preference shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets.
      Voting. The preference shares of a series will not be entitled to vote, except as required by applicable law, our certificate of incorporation or provided by resolution of our board of directors creating such series. Unless the prospectus supplement relating to a series of preference shares states that our board of directors has determined otherwise, each share of a series will be entitled to one vote on matters on which holders of that series are entitled to vote. Notwithstanding the foregoing, our certificate of incorporation provides that we may not create, authorize or increase the authorized amount of any class of stock having preference or priority as to dividends or assets over the preference shares without the affirmative vote of the holders of at least two-thirds of the preference shares, irrespective of series. We may not increase the authorized amount of preference stock or of any previously authorized class of stock ranking equally with the preference stock as to dividends or assets, or authorize or create any class of stock ranking equally with the preference stock as to dividends or assets, without the consent of the holders of a majority of the outstanding preference shares, irrespective of series. Whenever dividends on the preference shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, will be entitled to elect two directors.

DESCRIPTION OF COMMON STOCK
      The following description of the material terms of our common stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information”. As used in this “Description of Common Stock”, the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.
      Subject to the rights of the holders of any of our preferred stock or preference stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock or preference stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of September 30, 2004, there were approximately 230,487,529 shares of our common stock outstanding, net of 92,850,383 shares of treasury stock, and approximately 16,503,397 shares reserved for issuance upon exercise of outstanding stock options, our dividend reinvestment and other corporate plans, and conversion of our 4% preferred shares and $2.12 preference shares. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable when issued.
      The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A.
      Our common stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”
Limitation of Liability and Indemnification Matters
      Our certificate of incorporation provides that a director of the Company will not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.
      Our certificate of incorporation also provides for indemnification, to the fullest extent permitted by the General Corporation Law of the State of Delaware, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of the Company, or, at our request, serves or served as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss, including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by that person in connection with the action, suit or proceeding. Our certificate of incorporation also provides that, to the extent authorized from time to time by our board of directors, we may provide to our employees and other agents rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the certificate of incorporation on our directors and officers or persons serving at our request as directors, officers, employees or agents of any other enterprise.
Section 203 of the General Corporation Law of the State of Delaware
      Section 203 of the General Corporation Law of the State of Delaware applies to the Company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder,” as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited within the three-year period unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, the board of directors of the Company must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do no have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the Company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
      See also “Certain Anti-Takeover Matters — Vote Required for Certain Business Combinations” for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.
Certain Anti-Takeover Matters
      Our certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
      Vote Required for Certain Business Combinations. Our certificate of incorporation generally requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, which we call “voting stock,” voting together as a single class, in addition to any other affirmative vote required by law or the certificate of incorporation, to approve:

•	any merger or consolidation of the Company or any of our subsidiaries with an “interested stockholder,” as defined in the certificate of incorporation and described below, or any other corporation which is, or after the merger or consolidation would be, an affiliate of an interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder or any affiliate of any interested stockholder of any assets of the Company or any of our subsidiaries having an aggregate fair market value of $50,000,000 or more;

•	the issuance or transfer by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value of $50,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

•	any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

      An “interested stockholder” means any person, other than the Company or any of our subsidiaries, who or which:

•	beneficially owns, directly or indirectly, more than 20% of the voting power of the outstanding shares of voting stock;

•	is an affiliate of the Company and at any time within the two-year period immediately before the date in question beneficially owned, directly or indirectly, 20% or more of the voting power of the then-outstanding voting stock; or

•	is the assignee of any shares of voting stock which were at any time within the two-year period immediately before the date in question beneficially owned by an interested stockholder, if the assignment of those shares occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.
      The special voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

•	the transaction is approved by a majority of our “disinterested directors,” a term which is defined to mean any director who is unaffiliated with the interested stockholder and was a member of the board of directors before the interested stockholder became an interested stockholder, and any successor of a disinterested director who is unaffiliated with the interested stockholder and is recommended to succeed the disinterested director by a majority of disinterested directors then on the board; or

•	all of the following conditions are met:

•	the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

•	the highest per share price paid by the interested stockholder for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the “announcement date,” or in the transaction in which it became an interested stockholder, whichever is higher; and

•	the fair market value per share of common stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

•	the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

•	the highest per share price paid by the interested stockholder for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became an interested stockholder, whichever is higher;

•	the highest preferential amount per share to which the holders of shares of that class of voting stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

•	the fair market value per share of that class of voting stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

•	the consideration to be received by holders of a particular class of outstanding voting stock will be in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock; if the interested stockholder has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it;

•	after the interested stockholder has become an interested stockholder and before the consummation of the transaction:

•	except as approved by a majority of the disinterested directors, the Company has not failed to declare and pay at the regular date any full quarterly dividends on the outstanding preferred stock or preference stock;

•	except as approved by a majority of the disinterested directors, the Company has not reduced the annual rate of dividends on the common stock or failed to increase that rate to reflect any reclassification of the outstanding shares of common stock, including any reverse stock split; and the interested stockholder has not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder;

•	after the interested stockholder has become an interested stockholder, the interested stockholder has not received the benefit, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company; and

•	a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders at least 30 days before the consummation of the transaction, whether or not the proxy or information statement is required to be mailed under the Exchange Act.
      Classified Board of Directors. Our certificate of incorporation provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of our stockholders may be required for the stockholders to change a majority of our board of directors. In addition, stockholders can only remove directors, with or without cause, by the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock, voting together as a single class. Except to the extent that the holders of preferred stock and preference stock have the right to fill vacancies on the board of directors in some circumstances, vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of stockholders to remove directors without the vote of at least 80% of the outstanding shares of voting stock or to fill vacancies on the board of directors make it more difficult to change the composition of our board of directors, but promote a continuity of existing management.
      Advance Notice Requirements. Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals other than nomination of director candidates must be received at the principal executive offices of the Company not less than 90 days before an annual meeting at which the proposals are to be presented, and notice of stockholder nominations of director candidates to be presented at an annual or special meeting must be received not later than 90 days before the annual meeting or the close of business on the seventh day following the date on which notice of the special meeting is first given to stockholders, as applicable. The notice must contain certain information specified in the by-laws.
      No Ability of Stockholders to Call Special Meetings. Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders, except to the extent that holders of preferred stock or preference stock have the right to call a special meeting in some circumstances. Our certificate of incorporation and by-laws provide that, except to that extent, only the board of directors may call special meetings of the stockholders.
      No Written Consent of Stockholders. Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.
      Amendment of By-Laws and Certificate of Incorporation. Our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the certificate of incorporation relating to our classified board of directors, stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend provisions of the by-laws relating to quorum and voting requirements at stockholders meeting, our classified board of directors, stockholder nominations of director candidates, filling vacancies and newly created directorships on the board of directors, removal of directors and notification of nominations to the board of directors.
      These provisions make it more difficult to dilute the anti-takeover effects of our certificate of incorporation and our by-laws.
      Blank Check Preferred and Preference Stock. Our certificate of incorporation provides for 600,000 authorized shares of preferred stock and 5,000,000 authorized shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred and preference stock. The issuance of shares of preferred or preference stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

DESCRIPTION OF PURCHASE CONTRACTS
      We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
      We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
      The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
      We may, at our option, elect to offer fractional shares of preferred stock or preference stock, rather than full shares of preferred stock or preference stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock or preference stock.
      The shares of any series of preferred stock or preference stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or preference stock underlying the depositary share, to all the rights and preferences of the preferred stock or preference stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock or preference stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
      Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.
      Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
      If there is a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.
      Withdrawal of Underlying Preferred or Preference Stock. Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred or preference stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred or preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred or preference stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
      Redemption of Depositary Shares. If a series of preferred stock or preference stock represented by depositary shares is subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.
      Voting. Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock or preference stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock or preference stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock or preference stock.
      Conversion of Preferred or Preference Stock. If the prospectus supplement relating to the depositary shares says that the deposited preferred or preference stock is convertible into or exchangeable for common stock or preferred or preference stock of another series of Pitney Bowes or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Pitney Bowes or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred or preference stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred or preference stock of Pitney Bowes or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred or preference stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
      Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred or preference stock is convertible or exchangeable or there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
      Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
      Reports. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
      Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
      Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS
      We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.
      The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.
Warrants
      The prospectus supplement will describe the terms of any warrants being offered, including:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the periods during which, and places at which, the warrants are exercisable;

•	the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	whether the warrants will be sold separately or with other securities as part of a unit;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

•	the identity of the warrant agent;

•	the exchanges, if any, on which the warrants may be listed;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	whether the warrants shall be issued in book-entry form; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.
Significant Provisions of the Warrant Agreements
      The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:
      Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision;

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

•	reduce the exercise price of the warrants.
      Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

•	increase the exercise price of the warrants;

•	reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.
      Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See “Description of the Debt Securities — Merger.”
      Enforceability of Rights of Warrant Holders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preference stock or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
      We may issue units consisting of one or more debt securities or other securities, including common stock, preference stock, preferred stock, purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.
      The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.
      The terms and conditions described under “Description of the Debt Securities,” “Description of Preferred Stock and Preference Stock,” “Description of Common Stock,” “Description of Purchase Contracts,” “Description of Depositary Shares,” “Description of Warrants” and those described under “Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, preference stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.
      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.
Significant Provisions of the Unit Agreement
      The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, preference stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:
      Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.
      Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.
      Remedies. Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.
      Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.
      If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.
      Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.
      Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.
      Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially and adversely affect the holders’ units or the terms of the unit agreement; or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.
      Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under “Description of the Debt Securities — Modification of the Indentures.”
      Consolidation, Merger or Sale of Assets. The unit agreement provides that we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•	the surviving entity expressly assumes all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.
      If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers, under the indentures with the same effect as if such successor corporation had been named as us.
      Unit Agreement Not Qualified under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.
      Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.
      New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.
Transfer Agent and Registrar
      Equiserve Trust Company, N.A. is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
      We may offer and sell the securities described in this prospectus:

•	through agents;

•	through remarketing firms;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.
      The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.
      Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
      We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
      If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. The maximum compensation we will pay to underwriters in connection with any offering of securities will not exceed 8% of the maximum proceeds of such offering.
      If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
      We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
      We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.
      Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.
Derivatives and Hedging Transactions
      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions in turn may engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.
Through the Internet or Bidding or Ordering System
      We may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may affect the price or other terms at which such securities are sold.
      The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters’ obligations with respect to the auction or ordering system.

LEGAL MATTERS
      The legality of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, NY. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
      The consolidated financial statements and schedules incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

U.S. $2,100,000,000
GLOBAL MEDIUM-TERM NOTES

PROSPECTUS SUPPLEMENT
July 6, 2005

ABN AMRO Incorporated

Banc of America Securities LLC

Barclays Capital

Citigroup

Credit Suisse First Boston

Deutsche Bank Securities

JPMorgan

Merrill Lynch & Co.

Morgan Stanley